SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Cotelligent, Inc.

(Name of Registrant as Specified In Its Charter)

G&G Holdings, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

For additional information, contact:

Richard W. Green
President & Chief Executive Officer
G&G Holdings, LLC
949-582-2074

G&G HOLDINGS ANNOUNCES WITHDRAWL OF OFFER TO ACQUIRE ALL
OUTSTANDING SHARES OF COTELLIGENT, INC. AND NOMINATION OF
DIRECTOR CANDIDATE FOR ELECTION AT COTELLIGENT ANNUAL MEETING

MISSION VIEJO, CA, June 11, 2003 – G&G Holdings, LLC announced today that it has withdrawn its November 25, 2002 proposal to the Board of Directors of Cotelligent, Inc. to acquire all outstanding shares of common stock of Cotelligent Inc. (OTCBB: CGZTE). G&G Holdings withdrew the proposal as a result of the continued decline in Cotelligent’s operating results and cash balances. The letter to Cotelligent’s Board of Directors withdrawing G&G Holdings’ proposal is included with this press release.

G&G Holdings also announced today that it has nominated its President and Chief Executive Officer, Richard Green as a candidate for election as a director of Cotelligent, Inc. at its Annual Meeting of Stockholders to be held July 10, 2003. Based on the number of shares listed as outstanding in Cotelligent’s proxy statement filed on June 2, 2003, G&G holdings beneficially owns approximately 4.3% of the common stock of Cotelligent, Inc.

G&G HOLDINGS was formed to acquire and make strategic investments in selected technology companies.

Additional Information:

In connection with the Cotelligent’s annual meeting and election of directors, G&G Holdings will be filing a proxy statement and other relevant documents concerning the meeting and election with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF COTELLIGENT ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of G&G Holdings’ proxy statement and other documents when they become available by contacting Richard Green, G&G Holdings, LLC, 26431 Crown Valley Parkway, Suite 210, Mission Viejo, CA 92691 (Telephone: (949) 582-2074). In addition, documents filed with the SEC by G&G Holdings will be available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants on behalf of G&G Holdings in the solicitation of stockholders of Cotelligent in connection with the annual meeting and election of directors, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by G&G Holdings with the SEC.

G&G Holdings, LLC
26431 Crown Valley Parkway
Suite 210
Mission Viejo, CA 92691

June 11, 2003

The Board of Directors
Cotelligent, Inc.
100 Theory, Suite 200
Irvine, CA 92612

Ladies and Gentlemen:

As you know, G&G Holdings, LLC sent a letter dated November 25, 2002 to the Cotelligent Board of Directors offering to acquire all of the outstanding shares of common stock of Cotelligent, Inc. not owned by G&G Holdings, subject to, among other things, completion of customary due diligence by G&G Holdings and the negotiation and execution of a merger agreement (the “Offer”).

As a result of the continuing decline in Cotelligent’s operating results and cash balances, G&G Holdings hereby withdraws the Offer and this letter serves as notice of such withdrawal.

Sincerely,

G&G HOLDINGS, LLC

Richard W. Green
President and Chief Executive Officer